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Exhibit 10.4

                        ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement ("Agreement") is made this 17th day of April, 2000, by and between Rubicon Medical Corporation ("Rubicon"), a Utah corporation, and Accurate Designs, Inc., ("Accurate"), a Utah corporation.

     WHEREAS, Accurate is engaged in, among other things, the design of various machinery and equipment for the production of specialized catheter tips, the production of catheter tips, and other design and production of equipment for the medical and health care profession; and

     WHEREAS, Rubicon is also engaged in the design and production of various devices and equipment for the medical and health care provision, and it is desirous of purchasing the assets of Accurate; and

     WHEREAS, Accurate owns all of the right, title and interest in the assets to be conveyed through this Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

                                ARTICLE I
                           Purchase of Assets

     Section 1.1   Purchased Assets.

     Subject to the terms and conditions set forth below, Accurate hereby sells, assigns, transfers, conveys and delivers to Rubicon, and Rubicon shall purchase from Accurate all of the rights, title and interest of Accurate in and to those certain assets, rights, contracts, operations and businesses, including, but not limited to, intellectual property, that are tangible or intangible, which are directly or indirectly owned by, leased by, or in the possession of Accurate, and which are employed or intended to be employed or held in connection with the business conducted by Accurate, or are necessary for the continued operation of the business conducted by Accurate. Such assets shall be free and clear of all liens, claims, charges, security interests, restrictions, and other encumbrances of any kind or nature, except those disclosed to Rubicon on Exhibit "A", attached hereto, and liens for taxes which are not yet due and payable.

     Section 1.1.1   Equipment and Product Lines.

     All equipment, engineering drawings, engineering designs, and work-in-progress used to produce catheter tips and associated devices, and all such equipment, with the exception of items identified in Exhibit "B" attached hereto, which were employed or held for use in connection with the business previously conducted by Accurate shall be conveyed to Rubicon.

     Section 1.1.2   Contracts.

     All contracts, agreements, arrangements, proposals, bids, quotations, purchase orders and commitments of any kind, whether written or oral, including any non-competition or confidentiality agreements with present or past employees of Accurate, which relate to the business previously conducted by Accurate, with the exception of those contracts, purchase orders and commitments which are identified in Exhibit "C" attached hereto are conveyed by this Agreement.
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     Section 1.1.3   Patents, Inventions and Intellectual Property.

     All rights and interest of Accurate in and to patents, patent applications, intellectual property, engineering designs, proposals, concepts and works-in-progress which were developed through the conduct of the business previously conducted by Accurate are similarly conveyed to Rubicon.

     Section 1.1.4   Trademarks.

     All rights, interest and good will of Accurate in and to trademarks, trade names and service marks, and registrations and applications for such trademarks, trade names and service marks relating to the business previously conducted by Accurate are conveyed to Rubicon.

     Section 1.1.5   Inventory.

     All items of inventory and related supplies which were employed by, or held for use in connection with, the business previously conducted by Accurate, with the exception of those items set forth in Exhibit "D".

                                ARTICLE II
                      Closing and Purchase Price

   Section 2.1   Closing.

   The closing shall take place on April _____, 2000, at the offices of Rubicon.

   Section 2.2   Purchase Price.

           2.2.1   General.

           The purchase price for the assets is Two Million Dollars ($2,000,000.00) (the "Purchase Price"), shall be paid as follows:

        1. At the closing, Rubicon shall pay and deliver to Accurate, or its designee, the sum of Two Hundred Fifty Thousand Dollars ($250,000.00).

        2. On a date six (6) months following the closing date, Rubicon will pay an additional Two Hundred Fifty Thousand Dollars ($250,000.00) to Accurate.

        3. On a date one year from the date of closing, Rubicon will pay to Accurate an additional Two Hundred Fifty Thousand Dollars ($250,000.00).

        4. On a date eighteen (18) months following the date of closing, Rubicon will pay to Accurate a final cash payment in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00).

        5. On a date sixty (60) days following the public trading of Rubicon stock (after completion of a Plan of Reorganization), or whenever three market makers provide quotes for Rubicon stock, whichever occurs first, Rubicon will place with Accurate share certificates representing a number of restricted shares equal in value to Seven Hundred Fifty Thousand Dollars ($750,000.00), the valuation to be based on fifty percent (50%) of the average bid price on the date of issuance of those certificates, to secure the payments set forth above. The Rule 144 holding period for those shares will commence on the day of closing. Those shares may not be sold, transferred, encumbered or hypothecated absent a default in payment by Rubicon.

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       6. At the time of the second payment in the amount of Two Hundred Fifty
Thousand Dollars ($250,000.00), six months after closing, Accurate will release to Rubicon or its assigns shares valued at Two Hundred Fifty Thousand Dollars ($250,000.00), valuation to be based on the initial value placed on those shares at the time of the issuance of share certificates to Accurate.

        7. At the time of the third payment in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00), one year after closing, Accurate will release to Rubicon or its assigns shares valued at Two Hundred Fifty Thousand Dollars ($250,000.00), valuation to be based on the initial value placed on those shares at the time of the issuance of share certificates to Accurate.

        8. At the time of the fourth payment in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00), eighteen (18) months after closing, Accurate will release to Rubicon or its assigns shares valued at Two Hundred Fifty Thousand Dollars ($250,000.00), valuation to be based on the initial value placed on those shares at the time of the issuance of share certificates to Accurate.

        9. On a date one year from the date of closing, Rubicon will transfer to Accurate, or its assigns, restricted Rubicon shares with a value in the amount of One Million Dollars ($1,000,000.00), based on fifty percent (50%) of the bid price on the date of transfer. The Rule 144 holding period for those shares shall begin on a date one year from the date of closing.

                               ARTICLE III
                Representations and Warranties of Seller

        Accurate hereby represents and warrants to Rubicon, as of the date hereof, as follows:
        Section 3.1   Organization of Seller.

        Accurate is a corporation duly formed and validly existing and in good standing under the laws of the State of Utah, and has the requisite corporate power and authority to own and convey the assets subject to this Agreement.

        Section 3.2   Authority.

        Accurate has all requisite corporate power and authority to enter into and perform this Agreement, and to consummate the sale of its assets to Rubicon. This Agreement is a valid and binding obligation of Accurate and is enforceable in accordance with its terms.

        Section 3.3   Title.

        Accurate has good, valid and marketable title to, or in, all of the assets which it purports to own and which are conveyed by this Agreement.

        Section 3.4   Intellectual Property.

        The Accurate patents, inventions, intellectual property, works in progress, engineering drawings, concepts and other designs for the design and manufacture of equipment used to produce medical devices, including catheter tips, all of which are conveyed pursuant to this Agreement, are each the sole property of Accurate. Accurate owns that intellectual property free and clear of all encumbrances, claims and rights of any other parties. The intellectual property conveyed through this Agreement does not violate any patents, patent license, patent application, or any trade secret of any other party.

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        Section 3.5   Litigation.

        There are no claims, actions, suits, hearings or any other judicial or administrative proceedings pending against Accurate which would, in any way, affect its ability to convey free and clear title to the assets subject to this Agreement.

        Section 3.6   Taxes.

        All tax liabilities of Accurate for payroll, employee, and all other tax liabilities not disclosed in Exhibit "E", shall remain with Accurate, and Accurate hereby indemnifies Rubicon against those liabilities.

        Section 3.7   Contingent Liabilities.

        Accurate retains any and all liability for its undisclosed existing and contingent liabilities of any nature, known or unknown, and hereby indemnifies Rubicon against any such existing, but unknown, contingent liabilities.

        Section 3.8   Non-Compete.

        Accurate hereby acknowledges that it will not, for a period of five
(5) years, compete with Rubicon in the business formerly conducted by Accurate, and that it will not, for that period, contact or solicit business from its former customers.

        Section 3.9 - Disclosure.

        Accurate has supplied all material information to Rubicon concerning the purchase of the assets, the value of the assets, and the liabilities of Accurate.

        Section 3.10   Representations Concerning Stock.

        Accurate understands that the common stock of Rubicon that may be issued pursuant to this Agreement is not currently registered under the Securities Act of 1933, as amended, and will be issued to Accurate on the grounds that the issuance will be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and Rubicon's reliance on such exception is based on Accurate's representations set forth herein. Accurate acknowledges that the stock should be issued to it in reliance on its representations, that the stock shall be required for investment, for Accurate's own account, not as a nominee or agent, and not with a view to the re-sale or distribution of any part of that stock, and that Accurate has no present intention of selling, granting any participation in, or otherwise distributing the same. Accurate has no contact, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the stock. Accurate has had an opportunity to ask questions and receive answers from Rubicon regarding its business, properties, prospects, management and financial condition, and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risk and merits of an investment in Rubicon, and is capable of bearing the economic risks of such an investment.

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        Section 3.11   Restrictions on Transfer.

        Accurate understands that the stock to be issued by Rubicon may not be sold, transferred, or otherwise disposed of without registration under the Securities Act, or an exemption therefrom, and that in the absence of an effective registration statement covering the stock, or an exemption therefrom, the common stock may be required to be held by Accurate indefinitely.

        Section 3.12   Legend.

        To the extent applicable, each certificate or other document evidencing the common stock shall be endorsed with the legend set forth below:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state or other jurisdiction, and may not be sold, transferred, assigned, pledged or hypothecated unless and until registered under such Act and applicable state securities laws, or unless the Company has received an opinion of counsel or other evidence satisfactory to Company and its counsel that such registration is not required.

        Section 3.13   Brokers.

        Accurate has not paid, or become obligated to pay, any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

                               ARTICLE IV
                 Representations and Warranties of Rubicon

     Rubicon hereby represents and warrants to Accurate, as of the date hereof, as follows:

        Section 4.1   Organization.

        Rubicon is a corporation duly incorporated and is validly existing in and in good standing under the laws of the State of Utah, and has the requisite corporate power and authority to own, purchase, and lease the assets which will be conveyed by this Agreement.

        Section 4.2   Corporate Authorization.
        Rubicon has all requisite corporate power and authority to enter into, and perform, this Agreement, and to consummate the transactions contemplated by it. This Agreement is a valid and binding obligation of Rubicon, enforceable in accordance with its terms.

        Section 4.3   Authorization of Common Stock.

        The shares of common stock to be issued by Rubicon, or its successor, to Accurate, pursuant to this Agreement, will be duly authorized and reserved for issuance of Accurate and will be fully paid and non-assessable.

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                                 ARTICLE V
                            General Provisions

        Section 5.1   Survival of Representations and Warranties.

        All representations and warranties contained herein shall not be deemed to be waived or otherwise affected by any prior knowledge of, or any investigation made by, or on behalf of, any party to this Agreement. Each and every such warranty and representation shall survive closing and remain in full force and effect.

        Section 5.2   Covenants and Indemnification Provisions.

        Each covenant and each indemnification provision contained herein shall survive closing and remain in full force and effect in accordance with its terms until the obligations arising thereunder have been fully performed and discharged.

        Section 5.3   Bulk Sales Laws.

        Rubicon and Accurate hereby waive compliance by the other, with any applicable bulk sales laws with respect to, or requiring, notice to any of Accurate's creditors.

        Section 5.4   Confidentiality.

        Except for such documents, reports, information and data which are, or hereafter become, of a public nature, Rubicon and Accurate shall treat as confidential, and, except as otherwise required in connection with the consummation of the transaction set forth in this Agreement, or except as compelled to be disclosed by the judicial or administrative process, or in the opinion of their respective counsel, by other requirements of law, and will not use, submit or disclose to, or file with others, or permit any person, firm, corporation or entity under their respective control to use, submit or disclose to others any documents, reports, information or data concerning Accurate or Rubicon.

        Section 5.5   Amendments.

        This Agreement shall not be amended or modified except by writing duly executed by Accurate and Rubicon.

        Section 5.6   Entire Agreement.

        This Agreement, including the exhibits hereto, contains all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement, and supercedes all prior and contemporaneous agreements, negotiations and communications, whether written or oral, respecting the subject matter of this Agreement.

        Section 5.7   Notices.

        All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly on the date of delivery, if delivered by hand or by facsimile, or by e-mail, to the persons identified below, or three (3) days after mailing, if mailed by certified or registered mail, postage pre-paid, return receipt requested, addressed as follows:

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        To Rubicon:  Rubicon Medical Corporation
                     c/o David Berger
                    218 West 12650 South
                    Draper, Utah  84020

With a copy to:     Larry G. Reed
                    DROZ, REED & WANGSGARD
                    77 West 200 South, Suite 401
                    Salt Lake City, Utah 84101
                    Facsimile:  (801) 578-3531
                    e-mail:  lreed@inconnect.com

To Accurate:        Accurate Designs, Inc.
                    10180 South Wasatch Boulevard
                    Sandy, Utah  84092

     Such addresses may be changed from time-to-time, by means of a notice given in the manner provided in this Section.

     Section 5.8   Severability.

     If any provision of this Agreement is held to be unenforceable, for any reason, it shall be adjusted, rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible.
In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

     Section 5.9   Arbitration.

     All disputes concerning this Agreement shall be submitted to arbitration before, and in accordance with, the Commercial Arbitration Rules of the American Arbitration Association. All issues relating to arbitrability or the enforcement of this Agreement to arbitrate contained herein shall be governed by the Federal Arbitration Act (9 U.S.C. section 1, et seq.). Judgment upon an arbitration award may be entered in any court having competent jurisdiction, and shall be final, binding and non-appealable. The parties hereto hereby waive, to the fullest extent permitted by law, any right to claim any punitive or exemplary damages against the other.

     Section 5.10   No presumption.

     In interpreting any provision of this Agreement, no presumption shall be drawn against the party drafting a provision.

RUBICON MEDICAL CORPORATION:               ACCURATE DESIGNS, INC.

By       /s/                              By        /s/
  ----------------------------               ----------------------------
   Richard J. Linder                         Harold Pearsall
Its President/Chief Executive Officer     Its President
   ---------------------------                ---------------------------

Date April 17, 2000                       Date April 17, 2000
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